UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 3, 2024

NEVADA CANYON GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55600	46-5152859
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

5655 Riggins Court, Suite 15, Reno, NV 89502

(Address of principal executive offices) (zip code)

(888) 909-5548

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement

On October 3, 2024 Nevada Canyon Gold Corp. (the “Company”) and an institutional investor (“Investor”), entered into a common stock purchase agreement (the “Purchase Agreement”), which provides that subject to the terms and conditions set forth therein, the Company may sell to Investor up to $25,000,000 of the Company’s common stock, par value $0.001 per share, of the Company (the “Common Stock”), from time to time during the term of the Purchase Agreement.

Additionally, on October 3, 2024, the Company and Investor entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of shares of Common Stock that are issued to Investor under the Purchase Agreement.

Under the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company has the right, but not the obligation, to sell to Investor, and Investor is obligated to purchase, up to $25,000,000 of Common Stock. Such sales of Common Stock by the Company, if any, will be subject to certain limitations as set forth in the Purchase Agreement, and may occur from time to time, at the Company’s sole discretion, commencing on the date that all of the conditions to the Company’s right to commence such sales are satisfied, including that the registration statement referred to above is declared effective by the SEC and a final form of the prospectus included therein is filed with the SEC (the “Commencement Date”). Investor has no right to require the Company to sell any Common Stock to Investor, but Investor is obligated to make purchases as the Company directs, subject to satisfaction of the conditions set forth in the Purchase Agreement.

Upon entering into the Purchase Agreement, the Company agreed to issue to Investor $250,000 worth of Common Stock (the “Commitment Shares”) as consideration for Investor’s commitment to purchase shares of Common Stock upon the Company’s direction under the Purchase Agreement, to be calculated based on the value of the Common Shares equal to the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately preceding, but not including, the date such Commitment Shares are due,. The Company issued 30% of the Commitment Shares (27,356 shares) effective on the date of the Purchase Agreement. An additional 30% of the Commitment Shares shall be issued to Investor 90 days following the Commencement Date. The remaining 40% of the Commitment Shares shall be issued to Investor 180 days following the Commencement Date. The Company also agreed to pay Investor up to $20,000 for its reasonable expenses under the Purchase Agreement.

Under the Purchase Agreement, the Company may, at its discretion, from time to time from and after the Commencement Date, direct Investor to purchase (a “Fixed Purchase”) up to the lesser of (i) 10,000 shares of Common Stock or (ii) $25,000 on any trading day on which the closing sale price of the Common Stock is not below $1.00 per share on the OTC Pink Open Market (the “OTC Market”).

In addition to Fixed Purchases, and provided that the Company has directed Investor to purchase the maximum allowable amount of shares of Common Stock in a Fixed Purchase, the Company also may, at its discretion, from time to time from and after the Commencement Date, direct Investor to purchase additional shares of Common Stock on the trading day immediately following the purchase date for such Fixed Purchase (each, a “VWAP Purchase”) and, under certain circumstances set forth in the Purchase Agreement, direct Investor to purchase additional shares of Common Stock on the same trading day as such VWAP Purchase (each, an “Additional VWAP Purchase”), in each case upon the terms and subject to the conditions set forth in the Purchase Agreement. We refer to the Fixed Purchase, the VWAP Purchase and the Additional VWAP Purchase, collectively as a “Purchase.”

Purchase Price for Each Purchase

There is no upper limit on the price per share that Investor may be obligated to pay for the Common Stock in any of the Purchases. The purchase price per share for each Purchase is as follows:

●	Fixed Purchase - the lesser of (i) 95% of the daily volume weighted average price of the Company’s Common Stock on the OTC Market, as reported by Bloomberg Financial LP using the AQR function for the five trading days immediately preceding the applicable date for such Fixed Purchase and (ii) the lowest trading price of a share of Common Stock on the applicable Fixed Purchase Date during the full trading day on the OTC Market on such applicable purchase date.

●

VWAP Purchase - the lesser of (i) 95% of the closing sale price of the Common Stock on the date of the applicable VWAP Purchase and (ii) the VWAP during the applicable VWAP Purchase Period as defined under the Purchase Agreement.

●	Additional VWAP Purchase - 95% of the lower of (i) the VWAP for the applicable Additional VWAP Purchase Period as defined under the Purchase Agreement during the applicable Additional VWAP purchase date for such Additional VWAP Purchase, and (ii) the closing sale price of the Common Stock on such applicable date of Additional VWAP Purchase for such Additional VWAP Purchase.

Maximum Number of Shares to be Purchased under each Applicable Purchase

Each Purchase has a maximum number of shares that may be purchased for each applicable Purchase Period. The maximum share amounts, purchase prices and the closing sale prices referred to in this Form 8-K will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.

●	Fixed Purchase - may not exceed $25,000 or 10,000 shares.

●	All Purchases combined – Investor’s maximum purchase commitment in any single VWAP Purchase, together with any one or more Additional VWAP Purchases that are effected on the same trading day as such VWAP Purchase, may not exceed $2,500,000 in the aggregate for such VWAP Purchase and Additional VWAP Purchases.

●	VWAP Purchase - lesser of (i) 300% of the number of shares directed by the Company to be purchased by Investor pursuant to the corresponding Fixed Purchase and 30% of the trading volume in the Company’s Common Stock on the OTC Market during the applicable VWAP Purchase Period.

●	Additional VWAP Purchase - lesser of (i) 300% of the number of shares directed by the Company to be purchased by Investor pursuant to the corresponding Fixed Purchase and (ii) a number of shares equal to (A) 30% multiplied by (B) the trading volume of shares of Common Stock during the applicable Additional VWAP Purchase Period.

The Purchase Agreement also prohibits the Company from directing Investor to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Investor and its affiliates, would result in Investor having beneficial ownership of more than 4.99% of the outstanding shares of Common Stock.

The Purchase Agreement contains customary representations, warranties, covenants, indemnification and termination provisions. Investor has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on the Company’s ability to enter into additional “variable rate transactions” or substantially similar transactions as the transactions contemplated by the Purchase Agreement, subject to certain exceptions, during certain periods beginning prior to the applicable purchase dates for any Fixed Purchase, VWAP Purchase and Additional VWAP Purchase and ending after the dates on which such purchases are fully settled, as set forth in the Purchase Agreement), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by the Company at any time, at the Company’s sole discretion, without any cost or penalty (subject to the Company issuing the Commitment Shares), on one trading day’s prior written notice to Investor. Neither the Company, nor Investor, may assign or transfer its rights and obligations under the Purchase Agreement and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency of sales and the number of shares sold to Investor and prices at which the Company sells shares to Investor. The Company expects that any net proceeds received by the Company from such sales to Investor will be used for working capital and general corporate purposes. Management of the Company believes that it is in the Company’s best interests to have the flexibility to sell Common Stock pursuant to the Purchase Agreement, subject to market conditions.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, each of which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.

The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in our annual, quarterly and current reports we file with the SEC. There are no assurances that the Company will sell to Investorshares of Common Stock pursuant to the Purchase Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Certain statements and assumptions in this Current Report contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this Current Report include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the Company’s control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation, the completion of any sales under the Purchase Agreement or proceeds received under the Purchase Agreement, if any. Other risk factors are more fully discussed in the Company’s filings with the SEC.

Item 3.02 Unregistered Sale of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Based in part upon the representations of Investor in the Purchase Agreement, the offer and sale of the shares of Common Stock by the Company to Investor under the Purchase Agreement is exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), pursuant to the exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. Investor represented that it is an accredited investor, as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act, and that it is acquiring the shares for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Common Stock Purchase Agreement, dated as of October 3, 2024, by and between the Company and an institutional investor
10.2	Registration Rights Agreement dated as of October 3, 2024, by and between the Company and an institutional investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA CANYON GOLD CORP.

By:	/s/ Jeffrey Cocks
Jeffrey Cocks
Chief Financial Officer and Chairman

Date: October 4, 2024